FOR IMMEDIATE RELEASE
May 4, 2006

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS THIRD QUARTER 2006 OPERATING RESULTS

Fairfield, New Jersey, May 4, 2006 - Kearny Financial Corp. (Nasdaq NMS: KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended March 31, 2006 of $2.4 million. This represents an increase of 4.3%, over net income of $2.3 million for the linked quarter ended December 31, 2005 and a decrease of 36.8% compared to net income for the quarter ended March 31, 2005 of $3.8 million. Net income for the nine months ended March 31, 2006 was $7.7 million, a decrease of 28.7% from $10.8 million for the nine months ended March 31, 2005.

The Company completed its initial public offering during the quarter ended March 31, 2005. A total of 21,821,250 shares, representing 30% of the outstanding common stock, were sold to eligible subscribers, including 1,745,700 shares issued to the Kearny Federal Savings Bank Employee Stock Ownership Plan. The remaining 70% of the Company continues to be held by Kearny MHC, the mutual holding company parent of the Company. Net proceeds of the offering were $214.6 million. Shares of the Company began trading on the Nasdaq National Market under the symbol "KRNY" on February 24, 2005.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean counties, New Jersey. At March 31, 2006, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.03 billion, $1.46 billion and $503.0 million, respectively.

The following is a financial overview of the results for the quarter ended March 31, 2006:

Net Interest Income
-------------------

Net interest income for the quarter ended March 31, 2006 was $12.7 million, an increase of 1.6% compared to net interest income of $12.5 million for the quarter ended December 31, 2005 and a decrease of 4.5% compared to net interest income of $13.3 million for the quarter ended March 31, 2005. The Bank's net interest margin for the quarter ended March 31, 2006 was 2.68%. This compares to 2.61% for the quarter ended December 31, 2005 and 2.69% for the quarter ended March 31, 2005.

The Company attributes the increase in net interest income between linked quarters to a restructuring of the securities portfolio executed in late February 2006. The decrease in net interest income compared to the quarter ended March 31, 2005 resulted from rising short-term interest rates, which increased the Bank's cost of funds while fueling a competitive market for deposits. At the same time, the flat Treasury yield curve made it difficult to offset increasing interest expense, despite strong growth in the loan portfolio between linked quarters and compared to the quarter ended March 31, 2005.

Interest income increased 2.3% to $22.5 million for the quarter ended March 31, 2006 compared to $22.0 million for the linked quarter while interest expense increased 3.2% to $9.8 million for the quarter ended March 31, 2006 from $9.5 million for the linked quarter. Interest income for the quarter ended March 31, 2006 increased 6.6% compared to $21.1 million for the quarter ended March 31, 2005. However, interest expense for the quarter ended March 31, 2006 increased 25.6% over interest expense of $7.8 million for the quarter ended March 31, 2005. Year-over-year, the Bank's net interest margin remained relatively stable. The effect of the recent restructuring of the securities portfolio was significant enough to relieve pressure on the Bank's net interest margin, which was narrowing due to interest-bearing liabilities re-pricing at a rate faster than interest-earning assets during the last twelve months.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income decreased $26,000, or 4.2%, to $591,000 for the quarter ended March 31, 2006, compared to $617,000 for the quarter ended December 31, 2005. For the quarter ended March 31, 2005, non-interest income attributed to fees, service charges and miscellaneous income was $492,000. The decrease in non-interest income between linked quarters was due primarily to a $73,000 non-recurring mortgage prepayment in the quarter ended December 31, 2005, partially offset by higher service fee income from the Bank's retail branch network. Year-over-year, the increase resulted primarily from income realized from additional bank owned life insurance purchased between July and December 2005.

There was non-interest income of $938,000 from a net gain on the sale of securities attributed to the restructuring of the securities portfolio during the quarter ended March 31, 2006. There was no such gain recorded in the quarters ended December 31, 2005 and March 31, 2005.

Non-interest Expense
--------------------

Non-interest expense increased $1.3 million, or 12.9%, to $11.4 million for the quarter ended March 31, 2006, from $10.1 million for the quarter ended December 31, 2005. Non-interest expense increased $2.6 million, or 29.5%, from $8.8 million for the quarter ended March 31, 2005 to $11.4 million for the quarter ended March 31, 2006.

The increase in non-interest expense between the quarters ended March 31, 2006 and December 31, 2005 resulted primarily from higher salaries and employee benefits with nominally higher net occupancy expense of premises and equipment expense and directors' compensation, partially offset by lower advertising expense and miscellaneous expenses. The increase in non-interest expense compared to the quarter ended March 31, 2005 resulted primarily from higher salaries and employee benefits, directors' compensation and miscellaneous expenses, nominally higher equipment expense and advertising expense, partially offset by lower net occupancy expense of premises.

Salaries and employee benefits increased $1.2 million between linked quarters, with the aggregate expense attributed to the restricted stock plan and the stock option plan increasing to $1.0 million for the quarter ended March 31, 2006 from $280,000 for the quarter ended December 31, 2005. The quarter ended March 31, 2006 contained for the first time a full quarter's expense attributed to these stock benefit plans approved at the Company's annual meeting in October 2005, with the distribution of restricted stock and stock option awards to officers coming in December 2005. (The distribution of awards to outside directors took place in October 2005.) The balance of the $1.2 million increase between linked quarters resulted from routine increases in salaries, payroll taxes and other employee benefit plans, including the employee stock ownership plan ("ESOP").

Salaries and employee benefit plans increased $1.8 million in the quarter ended March 31, 2006 compared to the quarter ended March 31, 2005. Expenses attributed to stock benefit plans and the ESOP represented $1.5 million of the increase.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred costs and the allowance for loan losses, increased $34.6 million, or 5.5%, to $662.7 million at March 31, 2006 from $628.1 million at December 31, 2005. The Bank continued to focus on building its loan portfolio while maintaining strong asset quality. One-to-four family mortgage loans, particularly first mortgages and home equity loans, registered most of the increase. There was also a nominal increase in multi-family and nonresidential mortgages. All other loan categories, including home equity lines of credit, commercial loans and construction mortgages remained virtually unchanged between the linked quarters.

The provision for loan losses was $106,000 for the quarter ended March 31, 2006. Total loans increased to $667.4 million at March 31, 2006 from $632.7 million at December 31, 2005. Non-performing loans were $1.4 million, or 0.2%, of total loans at March 31, 2006 as compared to $1.2 million, or 0.2%, of total loans at December 31, 2005. The allowance for loan losses as a percentage of total loans outstanding was 0.85% at March 31, 2006 and 0.88% at December 31, 2005, reflecting allowance balances of $5.6 million and $5.6 million, respectively.

Securities
----------

Mortgage-backed securities held to maturity decreased by $8.6 million, or 1.2%, to $709.4 million at March 31, 2006, from $718.0 million at December 31, 2005. Cash flow from monthly principal and interest payments was used to fund loan originations and deposit outflows during the quarter.

The carrying value of securities available for sale decreased to $18.3 million at March 31, 2006, from $26.7 million at December 31, 2005, due to the sale of 131,088 shares of Freddie Mac common stock. The sale, which produced a gain of $8.8 million, was the first step in the restructuring of the securities portfolio. There were also mark-to-market adjustments reflecting increases in the value of the remaining investments in the available for sale portfolio.

Investment securities held to maturity decreased $251.0 million, or 54.3%, to $210.8 million at March 31, 2006, from $461.8 million at December 31, 2005. The decrease was the result of the sale of the Bank's entire portfolio of government agency notes, which had an average yield of 3.20%, at a loss of $7.9 million. The sale was the second step in the restructuring of the securities portfolio and together with the proceeds from the sale of the Freddie Mac common stock generated $250.0 million for reinvestment at current short-term interest rates and funding of future loan originations.

Deposits
--------

Deposits decreased $24.7 million, or 1.7%, to $1.46 billion at March 31, 2006, from $1.48 billion at December 31, 2005. The competitive market for deposits made it difficult for management to resist the pressure to increase the rates it pays on deposits. Management's goal to slow the increase in the cost of funds caused by a rise in market interest rates was not sustainable due to the continuing loss of certificates of deposit as well as core deposits. Recently, the Bank introduced several deposit products designed to build core deposits, including Star Banking and a high rate tiered money market account. Management also adjusted interest rates on certificate of deposits to stabilize their rate of attrition. During the quarter ended December 31, 2005, deposits decreased $32.1 million, with the decrease coming primarily in certificates of deposit.

FHLB Advances
-------------

Federal Home Loan Bank advances decreased $146,000, or 0.2%, to $61.3 million at March 31, 2006, from $61.4 million at December 31, 2005 due to scheduled principal payments on amortizing advances. During the quarter, the Bank activated its overnight line of credit with the Federal Home Loan Bank of New York to meet liquidity needs. Management used proceeds from the restructuring of the securities portfolio to repay the borrowed money.

Capital Management
------------------

During the quarter ended March 31, 2006, stockholders' equity decreased $3.4 million, or 0.7%, to $503.0 million from $506.4 million at December 31, 2005. The decrease was primarily the result of a reduction in accumulated other comprehensive income due to the sale of the Freddie Mac common stock in the securities available for sale portfolio. The purchase of stock contributed to the incentive plan trust and common stock dividends declared for payment in the subsequent quarter also contributed to the decrease. Partially offsetting the decrease in stockholders' equity was net income recorded during the quarter, the release of unearned ESOP shares and unearned incentive plan shares and transactions resulting from the stock option plan approved at the Company's annual meeting October 2005. The Company also reissued to the incentive plan trust, shares of treasury stock purchased during the quarter ended December 31, 2005.

The Company's ratio of tangible equity to tangible assets was 21.52% at March 31, 2006. The Tier 1 capital ratio was 55.46%, far in excess of the 6.00% level required by the Office of Thrift Supervision to be classified "well-capitalized" under regulatory guidelines.

Statements contained in this news release, that are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)


                                                                                   March 31,           December 31,
                                                                                      2006                 2005
                                                                              -----------------     ----------------
Balance Sheet Data:
Assets                                                                        $       2,034,193     $      2,062,773
Loans receivable, net                                                                   662,733              628,121
Mortgage-backed securities held to maturity                                             709,388              717,953
Securities available for sale                                                            18,279               26,740
Investment securities held to maturity                                                  210,818              461,781
Cash and cash equivalents                                                               278,361               72,894
Goodwill                                                                                 82,263               82,263
Deposits                                                                              1,458,835            1,483,494
Federal Home Loan Bank advances                                                          61,254               61,400
Total stockholders' equity                                                              502,998              506,414

                                                                                   For the Three Months Ended
                                                                     -------------------------------------------------------
                                                                       March 31,           December 31,         March 31,
                                                                          2006                 2005               2005
                                                                     ---------------       --------------     --------------
Summary of Operations:
Interest income                                                   $          22,456     $         21,995   $         21,078
Interest expense                                                              9,764                9,507              7,764
                                                                     ---------------       --------------     --------------
Net interest income                                                          12,692               12,488             13,314
Provision for loan losses                                                       106                   64              (110)
                                                                     ---------------       --------------     --------------
Net interest income after provision for loan losses                          12,586               12,424             13,424
Non-interest income                                                             591                  617                492
Non-interest income from gain on sale of available
  for sale securities                                                           938                    0                  0
Non-interest expense                                                         11,419               10,138              8,811
                                                                     ---------------       --------------     --------------
Income before taxes                                                           2,696                2,903              5,105
Provision for income taxes                                                      250                  577              1,279
                                                                     ---------------       --------------     --------------
Net income                                                        $           2,446     $          2,326   $          3,826
                                                                     ===============       ==============     ==============

Per Share Data:
Net income per share - basic                                                  $0.03                $0.03              $0.06
Net income per share - diluted                                                $0.03                $0.03              $0.06
Weighted average number of common shares
  outstanding - basic                                                        71,004               71,046             59,170
Weighted average number of common shares
  outstanding - diluted                                                      71,316               71,097             59,170

Per Share Data:
Cash dividends per share (1)                                                  $0.05                $0.05              $0.00
Dividend payout ratio (2)                                                    44.61%               46.91%              0.00%

(1) Represents cash dividends paid per share to minority stockholders (21,821 shares).
(2) Represents cash dividends paid to minority stockholders divided by net income.

                                                                                               For the Three Months Ended
                                                                                 -------------------------------------------------
                                                                                       March 31,       December 31,       March 31,
                                                                                         2006             2005             2005
                                                                                        ------           ------           ------
Performance Ratios:
Return on average assets                                                                  0.48%            0.45%            0.72%
Return on average equity                                                                  1.94%            1.84%            5.02%
Net interest rate spread (1)                                                              2.12%            2.06%            2.50%
Net interest margin (2)                                                                   2.68%            2.61%            2.69%
Average interest-earning assets to average
  interest-bearing liabilities                                                          127.52%          127.69%          112.32%
Efficiency ratio (net of gain on sale of securities)                                     85.97%           77.36%           63.82%
Non-interest expense to average assets                                                    2.22%            1.96%            1.65%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.

                                                                                            At or for the Three Months Ended
                                                                                 -------------------------------------------------
                                                                                       March 31,       December 31,       March 31,
                                                                                         2006             2005             2005
                                                                                        ------           ------           ------
Asset Quality Ratios:(1)
Non-performing loans to total loans                                                       0.21%           0.20%             0.47%
Non-performing assets to total assets                                                     0.07%           0.07%             0.13%
Net charge-offs to average loans outstanding                                              0.00%           0.00%             0.00%
Allowance for loan losses to total loans                                                  0.85%           0.88%             1.03%
Allowance for loan losses to non-performing loans                                       406.11%         447.54%           219.69%

(1) Asset quality ratios are period end ratios unless otherwise noted.

                                                                                            At or for the Three Months Ended
                                                                                 -------------------------------------------------
                                                                                       March 31,       December 31,       March 31,
                                                                                         2006             2005             2005
                                                                                        ------           ------           ------
Capital Ratios:
Average equity to average assets                                                         24.49%           24.40%           14.25%
Equity to assets at period end                                                           24.73%           24.55%           24.51%
Tangible equity to tangible assets at period end                                         21.52%           21.18%           20.93%

                                                                                  For the Three Months Ended
                                                                    -------------------------------------------------------
                                                                      March 31,           December 31,         March 31,
                                                                         2006                 2005               2005
                                                                    ---------------       --------------     --------------
Average Balances:
Loans receivable, net                                            $         649,434     $        611,195   $        510,947
Mortgage-backed securities held to maturity                                713,637              739,275            724,620
Investment securities held to maturity and securities
  available for sale                                                       357,151              488,455            488,273
Other interest-earning assets                                              171,484               71,924            255,429
                                                                    ---------------       --------------     --------------
        Total interest earning assets                                    1,891,706            1,910,849          1,979,269
Non-interest-earning assets                                                163,621              162,453            160,185
                                                                    ---------------       --------------     --------------
        Total assets                                             $       2,055,327     $      2,073,302   $      2,139,454
                                                                    ===============       ==============     ==============

Deposits                                                         $       1,407,379     $      1,434,979   $      1,673,586
FHLB advances                                                               76,095               61,451             88,529
                                                                    ---------------       --------------     --------------
        Total interest-bearing liabilities                               1,483,474            1,496,430          1,762,115
Non-interest-bearing liabilities                                            68,532               70,888             72,447
Stockholders' equity                                                       503,321              505,984            304,892
                                                                    ---------------       --------------     --------------
        Total liabilities and stockholders' equity               $       2,055,327     $      2,073,302   $      2,139,454
                                                                    ===============       ==============     ==============

                                                                                  For the Three Months Ended
                                                                    -------------------------------------------------------
                                                                      March 31,           December 31,         March 31,
                                                                         2006                 2005               2005
                                                                    ---------------       --------------     --------------
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                                   5.61%                5.59%              5.63%
  Mortgage-backed securities held to maturity                             4.63%                4.55%              4.60%
  Investment securities held to maturity and securities
    available for sale                                                    3.62%                3.54%              3.38%
  Other interest-earning assets                                           4.35%                3.92%              2.23%
Average cost of:
  Deposits                                                                2.49%                2.41%              1.61%
  FHLB advances                                                           5.28%                5.58%              4.63%
Net interest rate spread                                                  2.12%                2.06%              2.50%
Net interest margin                                                       2.68%                2.61%              2.69%
Average interest-earning assets to average
  interest-bearing liabilities                                          127.52%              127.69%            112.32%

                                                                                      For the Nine Months Ended
                                                                                 ------------------------------------
                                                                                    March 31,            March 31,
                                                                                      2006                 2005
                                                                                 ---------------       --------------
Summary of Operations:
Interest income                                                               $          66,422     $         60,817
Interest expense                                                                         28,429               22,041
                                                                                 ---------------       --------------
Net interest income                                                                      37,993               38,776
Provision for loan losses                                                                   245                    7
                                                                                 ---------------       --------------
Net interest income after provision for loan losses                                      37,748               38,769
Non-interest income                                                                       1,715                1,396
Non-interest income from gain on sale of available
  for sale securities                                                                     1,024                    0
Non-interest expense                                                                     30,935               25,367
                                                                                 ---------------       --------------
Income before taxes                                                                       9,552               14,798
Provision for income taxes                                                                1,816                3,984
                                                                                 ---------------       --------------
Net income                                                                    $           7,736     $         10,814
                                                                                 ===============       ==============

Per Share Data:
Net income per share - basic                                                              $0.11                $0.20
Net income per share - diluted                                                            $0.11                $0.20
Weighted average number of common shares
  outstanding - basic                                                                    71,034               53,627
Weighted average number of common shares
  outstanding - diluted                                                                  71,154               53,627

Per Share Data:
Cash dividends per share (1)                                                              $0.14                $0.00
Dividend payout ratio (2)                                                                39.49%                0.00%

(1) Represents cash dividends paid per share to minority stockholders (21,821 shares).
(2) Represents cash dividends paid to minority stockholders divided by net income.


                                                                                      For the Nine Months Ended
                                                                                 ------------------------------------
                                                                                       March 31,             March 31,
                                                                                         2006                  2005
                                                                                       ---------             ---------
Performance Ratios:
Return on average assets                                                                  0.50%                0.73%
Return on average equity                                                                  2.04%                4.82%
Net interest rate spread (1)                                                              2.10%                2.60%
Net interest margin (2)                                                                   2.64%                2.82%
Average interest-earning assets to average
  interest-bearing liabilities                                                          127.64%              113.57%
Efficiency ratio (net of gain on sale of securities)                                     77.91%               63.15%
Non-interest expense to average assets                                                    1.99%                1.70%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.

                                                                                      For the Nine Months Ended
                                                                                  ------------------------------------
                                                                                       March 31,             March 31,
                                                                                          2006                 2005
                                                                                       ---------             ---------
Asset Quality Ratios:(1)
Non-performing loans to total loans                                                       0.21%                0.47%
Non-performing assets to total assets                                                     0.07%                0.13%
Net charge-offs to average loans outstanding                                              0.00%                0.00%
Allowance for loan losses to total loans                                                  0.85%                1.03%
Allowance for loan losses to non-performing loans                                       406.11%              219.69%

(1)  Asset quality ratios are period end ratios unless otherwise noted.


                                                                                      For the Nine Months Ended
                                                                                   ------------------------------------
                                                                                        March 31,             March 31,
                                                                                          2006                  2005
                                                                                       ---------             ---------
Capital Ratios:
Average equity to average assets                                                         24.31%               15.06%
Equity to assets at period end                                                           24.73%               24.51%
Tangible equity to tangible assets at period end                                         21.52%               20.93%

                                                                                        For the Nine Months Ended
                                                                                  ------------------------------------
                                                                                       March 31,             March 31,
                                                                                          2006                 2005
                                                                                       ---------             ---------
Average Balances:
Loans receivable, net                                                         $         612,189     $        511,220
Mortgage-backed securities held to maturity                                             736,964              732,843
Investment securities held to maturity and securities
  available for sale                                                                    449,789              486,120
Other interest-earning assets                                                           117,880              106,213
                                                                                 ---------------       --------------
        Total interest earning assets                                                 1,916,822            1,836,396
Non-interest-earning assets                                                             160,126              150,833
                                                                                 ---------------       --------------
        Total assets                                                          $       2,076,948     $      1,987,229
                                                                                 ===============       ==============

Deposits                                                                      $       1,434,992     $      1,531,056
FHLB advances                                                                            66,721               85,854
                                                                                 ---------------       --------------
        Total interest-bearing liabilities                                            1,501,713            1,616,910
Non-interest-bearing liabilities                                                         70,385               71,133
Stockholders' equity                                                                    504,850              299,186
                                                                                 ---------------       --------------
        Total liabilities and stockholders' equity                            $       2,076,948     $      1,987,229
                                                                                 ===============       ==============

                                                                                      For the Nine Months Ended
                                                                                 ------------------------------------
                                                                                      March 31,             March 31,
                                                                                        2006                 2005
                                                                                      ---------             ---------
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                                                   5.61%                5.64%
  Mortgage-backed securities held to maturity                                             4.57%                4.60%
  Investment securities held to maturity and securities
    available for sale                                                                    3.53%                3.35%
  Other interest-earning assets                                                           3.95%                2.10%
Average cost of:
  Deposits                                                                                2.39%                1.66%
  FHLB advances                                                                           5.46%                4.67%
Net interest rate spread                                                                  2.10%                2.60%
Net interest margin                                                                       2.64%                2.82%
Average interest-earning assets to average
  interest-bearing liabilities                                                          127.64%              113.57%

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